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                                  February 10, 1997


Macrovision Corporation.
1341 Orleans Drive
Sunnyvale, CA 94089

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission (the "Commission") on January 7, 1997 (Registration No. 333-19373), Amendment No. 1 to such Registration Statement filed by you with the Commission on January 8, 1997, Amendment No. 2 to such Registration Statement filed by you with the Commission on January 22, 1997 and Amendment No. 3 to such Registration Statement to be filed by you with the Commission on February 11, 1997 (collectively, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 2,702,500 shares of your Common Stock (the "Shares"), 915,984 of which are issued and outstanding and will be sold by certain Selling Stockholders (the "Selling Stockholders"). The Shares are to be sold to the underwriters named in the Registration Statement for resale to the public.

     As your securities counsel, we have examined the proceedings taken by you in connection with the issuance of the 915,984 Shares that may be sold by the Selling Stockholders. We have also examined the proceedings taken by you in connection with the proposed issuance of the up to 1,786,516 Shares that may be sold by you pursuant to the Registration Statement.

     It is our opinion that the 915,984 Shares that may be sold by the Selling Stockholders are legally issued, fully paid and nonassessable and the up to 1,786,516 Shares that may be issued and sold by you, when issued and sold in the manner referred to in the Registration Statement and the Prospectus relating thereto, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any pre-effective amendments thereto which have been approved by us.

                                       Very truly yours,


                                       /s/ Fenwick & West LLP